UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2018

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On April 23, 2018, Trinity Industries, Inc. (the “Company”) provided notice to Wells Fargo, National Association, as trustee (the “Trustee” to the Indenture, dated as of June 7, 2006, between the Company and the Trustee, of the Company’s election to redeem, on June 1, 2018, (the “Redemption Date”), all of the Company’s outstanding 3⅞% Convertible Senior Notes due 2036 (the “Notes”) at a redemption price in cash equal to 100% of their principal amount plus accrued but unpaid interest (including any contingent interest), if any, to but excluding the Redemption Date. As of April 23, 2018, the amount of aggregate principal amount of Notes outstanding was approximately $449.4 million. A copy of such Notice is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Holders of the Notes have the right to convert their Notes into the Company’s common stock, $0.01 par value (“Common Stock”), subject to certain terms, conditions and adjustments specified in the Notes and the indenture pursuant to which the Notes were issued, no later than 5:00 p.m., New York City time, on May 30, 2018 (the “Conversion Deadline”), at a current conversion rate equivalent to 41.4390 per each $1,000 principal amount of the Notes. Upon any conversion of Notes prior to the Conversion Deadline, the Company will deliver to converting holders in respect of each $1,000 principal amount of Notes being converted an amount (whether such amount is in cash, common stock or a combination thereof) equal to the sum of the daily settlement amount for each of the 20 consecutive trading days during the cash settlement averaging period. Although the Company has the option to make the conversion payment in cash and shares of the Company’s common stock (or cash in lieu of some or all of the shares of common stock), the Company intends to make the entire conversion payment with respect to all Notes converted solely in cash. The Company currently expects to fund the redemption and conversion payments through a combination of cash on hand and the proceeds from one or more debt financing transactions by the Company on a non-recourse basis.
Item 8.01     Other Events.
The information set forth in Item 2.04 is hereby incorporated by reference.
On April 23, 2018, the Company also issued a press release announcing the issuance of the Notice. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Redemption to the Holders of 3⅞% Convertible Senior Notes due 2036 dated April 23, 2018.
99.2	Press Release issued by Trinity Industries, Inc. dated April 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

April 23, 2018	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer